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                                  EXHIBIT 23.1
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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference in this prospectus of our report dated January 12, 1996 included in Deprenyl Animal Health, Inc.'s Form 10-K for the year ended December 31, 1995 and to all references to our Firm included in or made a part of this prospectus.


/s/ Arthur Andersen LLP

October 15, 1996
Kansas City, Missouri